sassa

ADDENDUM

BETWEEN

SOUTH AFRICAN SOCIAL SECURITY AGENCY

(An Agency established in terms of section 2 of the South African Social Security Agency Act, 2004 [Act No. 9 of 2004]. Represented herein by **Thokozani Magwaza**, in his capacity as the **Chief Executive Officer**, and being duly authorised thereto.)

(Hereinafter referred to as the "**SASSA**")

and

CASH PAYMASTER SERVICES (PTY) LTD

(A company with limited liability, and incorporated in terms of at the company laws of the Republic of South Africa with registration number being Reg. No. 1971/007195/07 Represented herein by **Serge Belamant**, in his capacity as **Chief Executive Officer** and being duly authorized thereto)

(Hereinafter referred to as the "**CONTRACTOR**")

(Herein jointly referred to as the "**Parties**")

1 **PREAMBLE**

1.1 **WHEREAS** the Parties have entered into a Contract and a Service Level Agreement on 3 February 2012 to provide the payment of social grants services as clearly detailed in the SLA for a period of 5 (five) years, commencing from 01 April 2012 and terminating on 31 March 2017 (**"the Contract"**).

1.2 **AND WHEREAS** the Contract was declared constitutionally invalid by the Constitutional Court (**"the Court"**) in what has become known as the Allpay 1 and Allpay 2 matters depicting the merits and remedies judgements respectively, with the order of invalidity being suspended and the Court retaining a supervisory role over the matter.

AND WHEREAS the Court subsequently discharged its supervisory role pursuant to SASSA having filed a report on 5 November 2015 wherein SASSA, stating that it would not award a new contract, intended to take over the payment function of social grants from 1 April 2017.

1.3 **AND WHEREAS** it has become apparent that SASSA will not be in a position to take over the payment of social grants function from the Contractor on 1 April 2017, and would still seek further assistance from the Contractor to ensure that grant beneficiaries would continue receiving social grants.

1.4 **AND WHEREAS** the Court declared in its judgement handed down on 17 March 2017 (**"the Order"**), that SASSA and the Contractor are under a constitutional obligation to ensure payment of social grants to grant beneficiaries from 1 April 2017 until an entity other than the Contractor is able to do so and that a failure to do so will infringe upon the rights of grant beneficiaries of access to social assistance under section 27(1)(c) of the Constitution.

1.5 **AND WHEREAS** the Court has suspended the declaration of invalidity of the Contract for a further 12-month period from 1 April 2017 and directed SASSA and the Contractor to ensure payment of social grants to grant beneficiaries from 1 April 2017, for a period of 12 months, on the same terms and conditions as those in the Contract, subject to further conditions set out in the Order of the Court, which terms are aimed at ensuring accountability, transparency and protection of the beneficiaries' personal information.

1.6 **AND WHEREAS** the Parties wish to record extension of the Contract by means of this Addendum.

NOW THEREFORE the Parties hereby agree to amend the Contract as follows:

2. **ADDENDUM TO THE CONTRACT**

2.1 This document (**"the/this Addendum"**) constitutes an addendum to the Contract, effective 1 April 2017.

2.2 All the definitions and/or provisions of the Contract shall continue to subsist as they are and defined terms apply to terms used in this Addendum. The Firm Price will be amended during the subsistence of this Addendum and with effect from 1 April 2017, in accordance with clause 6.2 of the Order and subject to compliance thereof, should CPS choose to file a motivation for an increase.

2.3 In the event of any conflict or inconsistency between the terms of this Addendum and those contained in the Contract, the terms of this Addendum will prevail.

3. **AMENDMENTS AND ADDITIONS TO THE CONTRACT**

3.1 It is hereby agreed that the Contract shall endure for a further period of 12 months commencing from the 1st April 2017 to 31 March 2018.

3.3 Clause 11 of the Contract (titled Intellectual Property) is hereby amended by insertion of the following clause 10.3, 10.4 and 10.5 after clause 10.2 thereof:

"*10.3 The Contractor:*

*10.3.1 shall keep Beneficiary data received from SASSA or otherwise collected from Beneficiaries in compliance of the Contract (**"Data"**), private and may not use such Data for any purpose other than payment of the grants or any other purpose sanctioned by the Minister in terms of section 20(3) and (4) of the Social Assistance Act, 2004 (Act 13 of 2004);*

10.3.2 shall not invite Beneficiaries to "opt-in" to the sharing by the Contractor of confidential information for the marketing of goods and services; and

10.3.3 shall procure an undertaking from Grindrod Bank that it shall not invite Beneficiaries to "opt-in" to the sharing by Grindrod Bank of Beneficiaries' information for the marketing of goods and services when opening SASSA Card linked accounts for Beneficiaries.

10.4 *The Parties undertake to comply, at all times, with the provisions of section 16 (including all relevant provisions) of the South African Social Security Agency Act, 2004 (Act 9 of 2004) and section 69 (including all relevant provisions) of the Protection of Personal Information Act, 2013 (Act 4 of 2013), whenever dealing with Data."*

4. The Parties agree to respect the right of the Beneficiaries to have their personal information handled and utilized in accordance with the conditions for the lawful processing of personal information as required by the Protection of Personal Information Act, 2013 (Act 4 of 2013).

5. All Data shall be returned by CPS to SASSA upon expiry of the Contract, save such data as CPS is required by law to retain.

6. This Addendum, read with the Contract constitutes the entire agreement between the Parties.

7. Neither Party relies, in entering into this Addendum, upon any warranties, representations, disclosures or expressions of opinion, which have not been incorporated into this Addendum as warranties or undertakings.

8. No variation or consensual cancellation of this Addendum or of any clause herein shall be of any force or effect unless reduced to writing and signed by both Parties.

SIGNED AT Cape Town ON THIS THE 31st DAY OF March 2017.

AS WITNESSES:

1. ______________________

2. ______________________

____

For and on behalf of: **SASSA**

(duly authorised)

SIGNED AT GUILFORD ON THIS THE 31st DAY OF March 2017.

AS WITNESSES:

1. ____________________

2. ____________________

31/3/2017

For and on behalf of: **CONTRACTOR**

(duly authorised)